                                                                    EXHIBIT 99.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                               IMPERIAL BANCORP,

                             COMERICA INCORPORATED

                                      and

                        COMERICA HOLDINGS INCORPORATED


                         Dated as of October 31, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----

                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE I

                                   THE MERGER

  1.1  The Merger.................................................................    1
  1.2  Effective Time.............................................................    2
  1.3  Effects of the Merger......................................................    2
  1.4  Conversion of Stock........................................................    2
  1.5  Company Options............................................................    3
  1.6  Articles of Incorporation..................................................    3
  1.7  Bylaws.....................................................................    3
  1.8  Tax and Accounting Consequences............................................    3
  1.9  Board of Directors of Surviving Corporation................................    3
 1.10  Dissenters' Rights.........................................................    4

                                   ARTICLE II

                               EXCHANGE OF SHARES

  2.1  Exchange of Company Share Certificates for Parent Stock Certificates.......    4
  2.2  Exchange Procedures........................................................    4

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  3.1  Corporate Organization.....................................................    6
  3.2  Capitalization.............................................................    6
  3.3  Authority; No Violation....................................................    7
  3.4  Consents and Approvals.....................................................    8
  3.5  Regulatory Compliance......................................................    9
  3.6  Financial Statements.......................................................   10
  3.7  Broker's Fees..............................................................   10
  3.8  Absence of Certain Changes or Events.......................................   10
  3.9  Legal Proceedings..........................................................   11
 3.10  Taxes and Tax Returns......................................................   11
 3.11  Employee Benefit Plans.....................................................   12
 3.12  SEC Reports................................................................   14
 3.13  Compliance with Applicable Law.............................................   14
 3.14  Certain Contracts..........................................................   15
 3.15  Undisclosed Liabilities....................................................   15

 3.16  Insurance..................................................................   15
 3.17  Loans......................................................................   16
 3.18  Title to Property..........................................................   16
 3.19  Environmental Matters......................................................   17
 3.20  Interest Rate Risk Management Instruments..................................   17
 3.21  Intellectual Property......................................................   17
 3.22  Reorganization; Pooling of Interests.......................................   18
 3.23  Regulatory Approvals.......................................................   18
 3.24  Opinion....................................................................   18
 3.25  Company Information........................................................   18

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  4.1  Corporate Organization.....................................................   19
  4.2  Capitalization.............................................................   19
  4.3  Authority; No Violation....................................................   20
  4.4  Consents and Approvals.....................................................   21
  4.5  Regulatory Compliance......................................................   21
  4.6  Financial Statements.......................................................   22
  4.7  Broker's Fees..............................................................   22
  4.8  Absence of Certain Changes or Events.......................................   22
  4.9  Legal Proceedings..........................................................   23
 4.10  SEC Reports................................................................   23
 4.11  Compliance with Applicable Law.............................................   23
 4.12  Undisclosed Liabilities....................................................   23
 4.13  Environmental Liability....................................................   24
 4.14  Interest Rate Risk Management Instruments..................................   24
 4.15  Reorganization; Pooling of Interests.......................................   24
 4.16  Regulatory Approvals.......................................................   24
 4.17  Parent Information.........................................................   24

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  5.1  Conduct of Businesses Prior to the Effective Time..........................   25
  5.2  Company Forbearances.......................................................   25
  5.3  Parent Forbearances........................................................   27
  5.4  Acquisition Proposals......................................................   28
  5.5  Board of Directors of Comercia Bank California.............................   28

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

  6.1  Regulatory Matters.........................................................   29
  6.2  Access to Information......................................................   30
  6.3  Shareholders' Approvals....................................................   30
  6.4  Legal Conditions to Merger.................................................   31
  6.5  Affiliates; Publication of Combined Financial Results......................   31
  6.6  Stock Exchange Listing.....................................................   31
  6.7  Employee Benefit Plans.....................................................   31
  6.8  Indemnification; Directors' and Officers' Insurance........................   32
  6.9  Additional Agreements......................................................   33
 6.10  Advice of Changes..........................................................   33
 6.12  Exemption from Liability under Section 16(b)...............................   33

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

  7.1  Conditions to Each Party's Obligation to Effect the Merger.................   34
  7.2  Conditions to Obligations of the Company...................................   35
  7.3  Conditions to Obligations of Parent and Merger Sub.........................   35

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

  8.1  Termination................................................................   36
  8.2  Effect of Termination......................................................   37
  8.3  Amendment..................................................................   37
  8.4  Extension; Waiver..........................................................   37

                                   ARTICLE IX

                               GENERAL PROVISIONS

  9.1  Closing....................................................................   38
  9.2  Nonsurvival of Representations, Warranties and Agreements..................   38
  9.3  Expenses...................................................................   38
  9.4  Notices....................................................................   38
  9.5  Interpretation.............................................................   39
  9.6  Counterparts...............................................................   39
  9.7  Entire Agreement...........................................................   39
  9.8  Governing Law..............................................................   40
  9.9  Publicity..................................................................   40
 9.10  Assignment; Third Party Beneficiaries......................................   40

Exhibit A - Option Agreement
Exhibit 6.5(a)(1) - Form of Affiliate Letter Addressed to Parent

Exhibit 6.5(a)(2) - Form of Affiliate Letter Addressed to the Company

                            INDEX OF DEFINED TERMS
                            ----------------------

Defined Term                                                     Page
------------                                                     ----
Acquisition Proposal..........................................    28
Agreement.....................................................     1
BHC Act.......................................................     6
California Agreement..........................................     2
California Secretary..........................................     2
CGCL..........................................................     1
Closing.......................................................    38
Closing Date..................................................    38
Code..........................................................     3
Company.......................................................     1
Company 10-K..................................................    10
Company Articles..............................................     6
Company Benefit Plans.........................................    13
Company Bylaws................................................     6
Company Capital Shares........................................     7
Company Common Share..........................................     2
Company Contract..............................................    15
Company Disclosure Schedule...................................     6
Company ERISA Affiliate.......................................    13
Company Insiders..............................................    34
Company Option................................................     3
Company Preferred Shares......................................     7
Company Regulatory Agreement..................................     9
Company Reports...............................................    14
Company Rights................................................     7
Company Share Certificates....................................     4
Company Stock Plan............................................     7
Confidentiality Agreements....................................    30
Covered Employees.............................................    31
Delaware Certificate..........................................     2
Delaware Secretary............................................     2
DGCL..........................................................     1
Dissenting Shareholder........................................     4
Dissenting Shares.............................................     4
DPC Shares....................................................     2
Effective Time................................................     2
Employees.....................................................    32
Employer Securities...........................................    14
Environmental Laws............................................    17
ERISA.........................................................    12
ESOP..........................................................    14
Exchange Act..................................................    10

Exchange Agent................................................     4
Exchange Ratio................................................     2
Federal Reserve Board.........................................     8
Financial Advisor.............................................    10
GAAP..........................................................     3
Governmental Entity...........................................     9
HSR Act.......................................................     8
Indemnified Parties...........................................    32
Intellectual Property.........................................    18
IRS...........................................................    11
Liens.........................................................     8
Loan..........................................................    14
Material Adverse Effect.......................................     6
Maximum Amount................................................    33
Merger........................................................     1
Merger Consideration..........................................     2
Merger Sub....................................................     1
Merger Sub Bylaws.............................................    19
Merger Sub Certificate........................................    19
Merger Sub Common Stock.......................................     3
Non-Subsidiary Affiliate......................................     7
OCC...........................................................     9
Option Agreement..............................................     1
Parent........................................................     1
Parent 10-K...................................................    22
Parent Bylaws.................................................    19
Parent Capital Stock..........................................    19
Parent Certificate............................................    19
Parent Common Stock...........................................     2
Parent Disclosure Schedule....................................    19
Parent Preferred Stock........................................    19
Parent Regulatory Agreement...................................    22
Parent Reports................................................    23
Parent Rights.................................................    20
Parent Stock Certificates.....................................     4
Parent Stock Plans............................................    19
Person........................................................    28
Proxy Statement...............................................     8
Regulatory Agencies...........................................     9
Requisite Regulatory Approvals................................    34
S-4...........................................................     8
SEC...........................................................     8
Section 16 Information........................................    33
Securities Act................................................    14
SRO...........................................................     8
State Approvals...............................................     8

State Regulator...............................................     9
Subsidiary....................................................     6
Surviving Corporation.........................................     1
Tax...........................................................    12
Taxes.........................................................    12
Trust Account Shares..........................................     2

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 31, 2000 (this "Agreement"), by and among IMPERIAL BANCORP, a California corporation (the "Company"), COMERICA INCORPORATED, a Delaware corporation ("Parent"), and COMERICA HOLDINGS INCORPORATED, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Sub have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into the Merger Sub (the "Merger"), so that Merger Sub is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

     WHEREAS, as a condition to, and immediately after, the execution of this Agreement, Parent and the Company are entering into a stock option agreement with the Company as issuer, and Parent as grantee, of the stock option contemplated thereby (the "Option Agreement") in the form attached hereto as Exhibit A; and

     WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, the persons set forth on Exhibit B-1 are entering into support agreements in the form set forth on Exhibit B-2; and

     WHEREAS, it is the intention of the parties that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles and constitute a reorganization under Section 368(a) of the Code; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of California (the "CGCL"), at the Effective Time, the Company shall merge with and into Merger Sub. Merger Sub shall be the Surviving Corporation in the

Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     (b) Parent may at any time change the method of effecting the combination of the Company and Parent (including without limitation the provisions of this
Article I) if and to the extent it deems such change to be desirable; provided,
                                                                      --------
however, that no such change shall (A) alter or change the amount of
-------
consideration to be provided to holders of Company Common Shares provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment of shareholders as a result of receiving the Merger Consideration or
(C) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Delaware Certificate") that shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), and in the agreement of merger (the "California Agreement") that shall be filed with the Secretary of State of the State of California (the "California Secretary"), in each case as of the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Delaware Certificate and the California Agreement.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL and CGCL.

     1.4 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any of the following securities:

     (a) Subject to Section 2.2, each Common Share of the Company ("Company Common Share") issued and outstanding immediately prior to the Effective Time, except for (i) Company Common Shares owned, directly or indirectly, by the Company, Parent or Merger Sub or any of their respective wholly owned Subsidiaries (other than (A) Company Common Shares held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such Company Common Shares, whether held directly or indirectly by the Company, Parent or Merger Sub or any of their respective Subsidiaries, being referred to as "Trust Account Shares") and (B) Company Common Shares held by the Company, Parent or Merger Sub or any of their respective Subsidiaries in respect of a debt previously contracted (any such Company Common Shares that are similarly held, whether held directly or indirectly by the Company, Parent or Merger Sub or any of their respective Subsidiaries, being herein referred to as "DPC Shares")) and (ii) Dissenting Shares, shall be converted into 0.46 of a share (the "Exchange Ratio") of Common Stock, par value $5.00 per share, of Parent ("Parent Common Stock").

     (b) All Company Common Shares that are owned, directly or indirectly, by the Company, Parent or Merger Sub or any of their respective wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Each share of Common Stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding and unaffected by the Merger.

If, prior to the Effective Time, the outstanding Company Common Shares or outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

     1.5 Company Options. (a) At the Effective Time, without any action on the part of any holder of any such option, each option to purchase Company Common Shares (each, a "Company Option") that is outstanding and unexercised immediately prior thereto shall vest and shall cease to represent a right to acquire Company Common Shares and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Plans and the agreements evidencing grants thereunder):

          (i) The number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of the number of Company Common Shares purchasable upon exercise of the original Company Option and the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

          (ii) The exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per Company Common Shares under the original Company Option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

     (b) The adjustment provided in Section 1.5(a) with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option.

     1.6 Articles of Incorporation. At the Effective Time, the Merger Sub Certificate shall be the articles of incorporation of the Surviving Corporation.

     1.7 Bylaws. At the Effective Time, the Merger Sub Bylaws shall be the bylaws of the Surviving Corporation.

     1.8 Tax and Accounting Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

     1.9 Board of Directors of Surviving Corporation. At the Effective Time, the directors of the Surviving Corporation shall be comprised of the directors of Merger Sub.

     1.10 Dissenters Rights., If any record holder of Company Common Shares which are "dissenting shares" (as defined in Section 1300(b) of the CGCL) (any such Company Common Shares, "Dissenting Shares," and any such record holder, a "Dissenting Shareholder") shall be entitled to require the Company or the Surviving Corporation to purchase such Dissenting Shares pursuant to Chapter 13 of the CGCL, the Company shall give Parent notice thereof and Parent shall have the right to control all negotiations and proceedings with respect thereto. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any demand pursuant to Section 1301 of the CGCL. If any Dissenting Shareholders shall fail to perfect or shall have effectively withdrawn or lost the right to require the Company or the Surviving Corporation to purchase his or her Dissenting Shares, the Dissenting Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenting Shares had been converted into shares of Parent Common Stock pursuant to Section 1.4(a).

                                  ARTICLE II

                              EXCHANGE OF SHARES

     2.1 Exchange of Company Share Certificates for Parent Stock Certificates. From the Effective Time until the end of the six-month period following the Effective Time, Parent shall make available to an exchange agent (which may be a subsidiary bank of Parent) appointed prior to the Effective Time by Parent (and not reasonably objected to by the Company) on behalf of the Surviving Corporation (the "Exchange Agent") certificates representing shares of Parent Common Stock ("Parent Stock Certificates") and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of Parent Stock Certificates and payments that may be required in exchange for certificates representing Company Common Shares ("Company Share Certificates") pursuant to this Article II. At the end of such six-month period, any such Parent Stock Certificates and cash remaining in the possession of the Exchange Agent (together with any dividends or earnings in respect thereof) shall be returned to Parent. Any former holders of Company Share Certificates who have not theretofore exchanged their Company Share Certificates for Parent Stock Certificates and cash pursuant to this
Article II shall thereafter be entitled to look exclusively to Parent, and only as general creditors thereof, for the shares of Parent Common Stock and any cash to which they become entitled upon exchange of their Company Share Certificates pursuant to this Article II.

     2.2 Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Company Common Shares, a form (mutually agreed upon by the Company and Parent) of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Company Share Certificates in exchange for Parent Stock Certificates and any payments pursuant to this Article II. Upon surrender to the Exchange Agent of a Company Share Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Company Share Certificate shall be entitled to receive in exchange therefor a Parent Stock Certificate representing the shares of Parent Common Stock, and a check in the amount, if any, to which such holder is entitled pursuant to this Article II, and the Company Share Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any amount payable upon surrender of Company Share Certificates.

     (a) No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Company Share Certificate until the holder thereof shall surrender such Company Share Certificate in accordance with this Article II. After the surrender of a Company Share Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, that theretofore had become payable with respect to shares of Parent Common Stock represented by such Company Share Certificate.

     (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Company Common Shares that were issued and outstanding immediately prior to the Effective Time.

     (c) If any Parent Stock Certificate or cash payment is to be issued or made in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Share Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of such Parent Stock Certificate or the making of such cash payment in a name other than that of the registered holder of the Company Share Certificate surrendered, or shall establish to the satisfaction of Parent that any such taxes have been paid or are not applicable.

     (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent.

     (e) In the event any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Share Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     (f)  Upon giving effect to the conversion and exchange described in
Section 1.4, the resulting number of shares of Parent Common Stock of each registered holder of Company Common Shares shall be rounded down to the nearest whole number and each such registered holder shall be entitled to receive from Parent in lieu of any fractional share of Parent Common Stock prior to such rounding down an amount in cash (without interest) equal to the product obtained by multiplying (a) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled and (b) the average of the closing price per share of Parent Common Stock for the ten trading days most recently preceding the Closing Date as reported on the NYSE Composite Transactions reporting system. Notwithstanding the foregoing, fractional shares of Parent Common Stock that would be issued into the ESOP prior to the Effective Time shall be issued within such plan as a fractional share of Parent Common Stock at the Effective Time.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the corresponding sections or subsections of the Company disclosure schedule delivered to Parent concurrently herewith (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent as follows:

     3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Company, Parent or Merger Sub, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, except to the extent such effect is attributable to the execution of this Agreement and the announcement thereof, or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" means, with respect to the Company or Parent or any entity, an entity that is consolidated with such party for financial reporting purposes. The Company is duly registered as a bank holding company and has become a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and meets the requirements of Section 4(l) of the BHC Act. True and complete copies of the Restated Articles of Incorporation of the Company, as heretofore amended (the "Company Articles"), and the Bylaws of the Company as in effect as of the date of this Agreement (the "Company Bylaws"), have previously been made available to Parent.

     (b) Each Subsidiary of the Company (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     3.2 Capitalization. (a) The authorized capital stock of the Company consists of (i) 50,000,000 Company Common Shares, of which, as of October 16, 2000, 43,462,036 shares were issued and outstanding, and (ii) 5,000,000 Preferred Shares (the "Company Preferred

Shares" and, together with the Company Common Shares, the "Company Capital Shares"), no shares of which are issued and outstanding. All of the issued and outstanding Company Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) pursuant to the terms of the Option Agreement and (ii) options and stock issued pursuant to the Company's 1986 Stock Option Plan (the "Company Stock Plan") or purchased pursuant to the Company's Employee Stock Ownership Plan, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Shares or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Shares (collectively, including the items contemplated by clauses (i) and (ii) of this sentence, the "Company Rights"). As of October 16, 2000, no shares of Company Capital Shares were reserved for issuance except for 4,390,356 shares of Company Common Shares reserved for issuance pursuant to the Company Stock Plan. Since October 16, 2000, the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as expressly permitted by Section 5.2 hereof or pursuant to the exercise of employee stock options granted prior to such date or pursuant to the Company Stock Plan and the Option Agreement. Set forth in the Company Disclosure Schedule is a list containing the name of each holder of an option to purchase Company Common Shares, the date of each option to purchase Company Common Shares held by such person, the number of shares subject to each such option, the expiration date of each such option and the price at which each such option may be exercised under the applicable stock plan.

     (b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other ownership interests of each of its Subsidiaries, free and clear of any Liens (as defined below), and all of such shares or other ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. The Company Disclosure Schedule sets forth a list of the material investments of the Company in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries (each of such entities, a "Non-Subsidiary Affiliate").

     3.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of a majority of the outstanding Company Common Shares entitled to vote, no corporate proceedings on the part of the Company are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

     (b) Neither the execution and delivery of this Agreement or the Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Company Articles or Company Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, any of its Subsidiaries or its Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance (collectively, "Liens") upon any of the respective properties or assets of the Company, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on the Company.

     3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of any required applications or notices with any state banking agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), and of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus and any filings under the Securities Act required in connection with the issuance of Company Common Shares pursuant to the Option Agreement, (v) the filing of the Delaware Certificate with the Delaware Secretary pursuant to the DGCL, (vi) the filing of the California Agreement and required officers' certificates with the California Secretary pursuant to the CGCL, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, insurance companies and agents, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws and (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement or the resale of shares of Company Common Shares as contemplated by the Option Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by the Company of this Agreement and the Option Agreement and (B) the consummation by the Company of the transactions contemplated hereby and thereby, except to the extent that the absence of any such consent, authorization, approval, filing or exemption would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.5 Regulatory Compliance. (a) Except for normal examinations conducted by a Regulatory Agency (as defined below) in the ordinary course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1998, except where such proceedings or investigation is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company. The term "Regulatory Agencies" means (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"), (iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the SEC and (vi) any SRO.

     (b) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1998, a recipient of any supervisory letter from, or since January 1, 1998, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised since January 1, 1998, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

     (c) The Company and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1998 with all Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration, statement or amendment or to pay such fees and assessments is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company.

     3.6 Financial Statements. Copies of the consolidated balance sheets of the Company and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related consolidated statement of income, consolidated statement of changes in shareholders' shareholders' equity and comprehensive income and consolidated statement of cash flows for the fiscal years 1998 through 1999, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Company 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent accountants with respect to the Company, have previously been made available to Parent. The December 31, 1999 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     3.7 Broker's Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation or its successors in interest (the "Financial Advisor"), the fees and expenses of which will be as set forth in the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement.

     3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Company Reports filed prior to the date hereof, since December 31, 1999, no event or events have occurred that have had, either individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any event or events attributable to (i) the execution of this Agreement and the announcement thereof, (ii) any change in law, rule or regulation or GAAP or any interpretation thereof, or (iii) any change in economic or business conditions generally (including, without limitation, changes in interest rates) or in the banking industry specifically and not disproportionately affecting the Company or its Subsidiaries.

     (b) Except as publicly disclosed in Company Reports filed prior to the date hereof, since December 31, 1999, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

     (c) Since December 31, 1999, neither the Company nor any of its Subsidiaries has (i) except for normal increases for employees (other than directors and officers subject to the re-porting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1999, granted any severance or termination pay (except payments made in the ordinary course of business consistent with past practice under a previously disclosed severance plan or policy), entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 2000 and 1999 in amounts consistent with past practice, (ii) granted any stock appreciation rights or granted any rights to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than directors and officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under the Company Stock Plans and except as permitted by Section 5.2(b)(iii), or (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

     3.9 Legal Proceedings. (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and that, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply generally to financial holding companies, bank holding companies or banks) imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Corporation.

     3.10 Taxes and Tax Returns. (a) Each of the Company and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on the Company. The federal and material state income tax returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or the relevant state taxing authorities, as the case may be, for all complete tax years, and any liability with respect thereto has been satisfied or any liability with respect to any deficiencies asserted as a result of any such examinations is covered by reserves made in accordance with GAAP, or the period for assessment of the Taxes in respect of which such returns were re-quired to be filed has expired. There are no material disputes pending, or claims asserted for, Taxes or assessments upon the Company or any of its Subsidiaries for which the Company has not established reserves in accordance with GAAP. In addition, (A) proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on the Company, (B) federal, state, and local returns that are accurate and complete in all material respects have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on the Company, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or provision therefor has been included by the Company in its consolidated financial statements in accordance with GAAP, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on the Company and (D) there are no Tax liens upon any property or assets of the Company or its Subsidiaries except liens for current Taxes not yet due or liens that will not, either individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method, in either case that has had or will have, either individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the financial statements described in Section
3.6 (including the related notes, where applicable), neither the Company nor any of its Subsidiaries has entered into a transaction that is being accounted for as an installment obligation under Section 453 of the Code, that will have, either individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll,
-- -------
employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     (c) No deduction has been disallowed under Section 162(m) of the Code for employee remuneration of any amount paid or payable by the Company or any Subsidiary of the Company under any contract, plan, program, arrangement or understanding, except for such disallowed deductions that will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.11 Employee Benefit Plans. (a) The Company Disclosure Schedule sets forth a true and complete list of each employee, consultant or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, employment, change of control or material fringe benefit plan, program or agreement (the "Company Benefit Plans") that is or has been sponsored, maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

     (b) True and complete copies of each of the Company Benefit Plans and certain related documents (including but not limited to (i) the actuarial reports for such Company Benefit Plan (if applicable) for each of the two most recent fiscal years and (ii) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan) have previously been made available to Parent. The copies of the Company Benefit Plans filed as exhibits to the Company 10-K are true and complete copies thereof.

     (c) (i) Each of the Company Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Company Benefit Plan, (iii) with respect to each Company Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then-current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iv) no Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his or her beneficiary), (v) no material liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or any Company ERISA Affiliate of incurring a material liability thereunder, (vi) no Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by the Company or its Subsidiaries as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of the Company, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which the Company, its Subsidiaries or any Company Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, and (ix) to the best knowledge of the Company there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

     (d) Neither the execution and delivery of this Agreement nor the shareholder approval or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any trust or other funding vehicle or (v) limit or prohibit the ability to amend, merge, terminate, or receive a reversion of assets from, any Company Benefit Plan or related trust.

     (e) The Company's Salary Investment, Profit-Sharing and Employee Stock Ownership Plan (the "ESOP") is an "employee stock ownership plan" within the meaning of Section 4987(e)(7) of the Code. The Disclosure Schedule identifies
(i) each loan under which the ESOP is a borrower (each, a "Loan"), (ii) the lender and guarantor (if any) of each Loan, and (iii) the securities of the Company that were acquired with such Loan (the "Employer Securities"). Each loan meets the requirements of Section 4987(d)(3) of the Code. The Employer Securities are in each case pledged as collateral for the Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4985-7 and 54.4975-11.

     3.12 SEC Reports. An accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports") and prior to the date hereof and (b) communication mailed by the Company to its shareholders since January 1, 1997 and prior to the date hereof, has previously been made available to Parent, and no such Company Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all Company Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Compliance with Applicable Law. The Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.14 Certain Contracts. (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iii) that restricts the conduct of any line of business by the Company or any of its Subsidiaries or upon consummation of the Merger will restrict the ability of Parent or the Surviving Corporation to engage in any line of business in which a financial holding company or bank holding company may lawfully engage or (iv) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this
Section 3.14(a) and in Section 3.11(a), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a "Company Contract," and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto that will have, either individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) (i) Each Company Contract is valid and binding on the Company or any of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on the Company, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on the Company.

     3.15 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company December 31, 1999 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1999, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or could be reasonably expected to have a Material Adverse Effect on the Company.

     3.16 Insurance. The Company and its Subsidiaries have in effect insurance coverage with reputable insurers that in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to the Company and its Subsidiaries. The Company and its Subsidiaries have given timely notice to their insurers with respect to any covered claim exceeding any applicable deductible or retention with respect to such claim by in excess of $250,000, and the excess over applicable deductibles and retentions for all covered claims for which the Company and its Subsidiaries have not given timely notice to their insurers does not, in the aggregate, exceed $500,000.

     3.17 Loans. Except as previously disclosed to Parent, as of September 30, 2000, neither the Company nor any its Subsidiaries is a party to any (i) loan agreement, note or borrowing arrangement, other than loans the unpaid balance of which does not exceed $250,000 per loan, under the terms of which the obligor is more than 90 days delinquent in payment of principal or interest or, to the knowledge of the Chief Financial Officer and Chief Credit Officer of the Company, in default of any other material provisions as of the dates shown thereon; (ii) loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned," or any comparable classification by the Company or any of its Subsidiaries; (iii) loan agreement, note or borrowing arrangement, including any loan guarantee, with any director, executive officer or ten percent shareholder of the Company, or to the knowledge of the Company, any person controlling, controlled by or under common control with any of the foregoing; or (iv) to the knowledge of the Company, loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any Governmental Entity where such violation could have a Material Adverse Effect on the Company.

     3.18 Title to Property.

     (a) Real Property. Except as disclosed in the Company Disclosure Schedule or as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good, valid and marketable title to all real property owned by them free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, all real property and fixtures of the Company and its Subsidiaries are in good condition and repair, ordinary wear and tear excepted.

     (b) Personal Property. The Company and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them on the date hereof, free and clear of all liens, pledges, charges or encumbrances of any nature whatsoever except as publicly disclosed in the Company Reports filed prior to the date hereof or as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. With respect to personal property used in the business of the Company and its Subsidiaries which is leased rather than owned, neither the Company nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would have a Material Adverse Effect on the Company.

     (c) Leased Property. Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, all leases of real property and all other leases that are material to the Company and its Subsidiaries and under which the Company or any of its Subsidiaries, as lessee, leases real or personal property, are valid and binding on the Company or its applicable Subsidiary, as the case may be, in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or any event which with notice or lapse of time would constitute such a default.

     3.19 Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, remediation activities or, to the knowledge of the Company, any private environmental investigations or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law relating to any exposure to any hazardous material or under any local, state or federal environmental statute, regulation or ordinance enacted for the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or threatened against the Company or any of its Subsidiaries, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any proceeding, claim, action or governmental investigation that would impose any liability or obligation under any Environmental Law that will, either individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not subject to any order, judgment, decree, letter or memorandum by or with any Governmental Authority imposing any liability or obligation with respect to any Environmental Law that will have, either individually or in the aggregate, a Material Adverse Effect on the Company. Notwithstanding any other representation and warranty in this Article III, the representations and warranties contained in this Section
3.19 constitute the sole representations and warranties of the Company with respect to any Environmental law or any hazardous material.

     3.20 Interest Rate Risk Management Instruments. All derivative instruments, as such term is used in Statement of Financial Accounting Standards No. 133 (including without limitation interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements), whether entered into for the account of the Company or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.21 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of the Company: (a) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (c) no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and (d) neither the Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its Subsidiaries and no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

     3.22 Reorganization; Pooling of Interests. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

     3.23 Regulatory Approvals. The Company has no reason to believe that any required regulatory approvals in connection with the transactions contemplated hereby will not be obtained on a timely basis.

     3.24 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from the Financial Advisor to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     3.25 Company Information. The information relating to the Company and its Subsidiaries which is provided by the Company or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Except as disclosed in the corresponding sections or subsections of the Parent disclosure schedule delivered to the Company concurrently herewith (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     4.1 Corporate Organization. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on either Parent or Merger Sub. Each of Parent and Merger Sub is duly registered as a bank holding company under the BHC Act. True and complete copies of the Restated Certificate of Incorporation of Parent (the "Parent Certificate") and the Amended and Restated Bylaws of Parent (the "Parent Bylaws"), as in effect as of the date of this Agreement, have been previously made available by Parent to the Company. True and complete copies of the Certificate of Incorporation of Merger Sub (the "Merger Sub Certificate") and the Bylaws of Merger Sub (the "Merger Sub Bylaws"), as in effect as of the date of this Agreement, have been previously made available by Merger Sub to the Company.

     (b) Each Parent Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Parent, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     4.2 Capitalization. (a) The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock, of which, as of October 27, 2000, 156,718,434 shares were issued and outstanding and 514,673 shares were held in treasury, and 10,000,000 shares of preferred stock, no par value per share (the "Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Capital Stock"), of which, as of October 27, 2000, 5,000,000 shares of Fixed/Adjustable Rate Noncumulative Series E Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Parent Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except options and stock issued pursuant to Parent's Amended and Restated 1997 Long-Term Incentive Plan, Amended and Restated Management Incentive Plan and Amended and Restated Stock Option Plan for Non-Employee Directors (the "Parent Stock Plans"), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Capital Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Capital Stock (collectively, the "Parent Rights"). As of October 27, 2000, no shares of Parent Capital Stock were reserved for issuance.

     (b) The authorized capital stock of Merger Sub consists of 3,000 shares of Merger Sub Common Stock, of which, as of the date of this Agreement, 3,000 shares were issued and outstanding and beneficially owned by Parent. All of the issued and outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, Merger Sub does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Merger Sub Common Stock or any other equity securities of Merger Sub or any securities representing the right to purchase or otherwise receive any shares of Merger Sub Common Stock. As of October 31, 2000, no shares of Merger Sub Common Stock were reserved for issuance.

     4.3 Authority; No Violation. (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Parent has full corporate power and authority to execute and deliver the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Parent. No other corporate proceedings on the part of Parent are necessary to approve the Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub and by Parent as the sole stockholder of Merger Sub. No other corporate proceedings on the part of Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

     (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Parent Certificate, Parent Bylaws, Merger Sub Certificate or Merger Sub Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub, any of the Subsidiaries or Non-Subsidiary Affiliates of Parent or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent,

Merger Sub or any of the Subsidiaries or Non-Subsidiary Affiliates of Parent under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of the Subsidiaries or Non-Subsidiary Affiliates of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on Parent.

     4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the pre-merger notification requirements of the HSR Act, (iii) the State Approvals, (iv) the filing with the SEC of the Proxy Statement and the S-4 and any filings under the Securities Act required in connection with the issuance of Company Common Shares pursuant to the Option Agreement, (v) the filing of the Delaware Certificate with the Delaware Secretary pursuant to the DGCL, (vi) the filing of the California Agreement with the California Secretary pursuant to the CGCL, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, insurance companies and agents, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws and
(viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the resale of shares of Company Common Shares as contemplated by the Option Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent and Merger Sub of this Agreement and (B) the consummation by Parent and Merger Sub of the transactions contemplated hereby, except to the extent that the absence of any such consent, authorization, approval, filing or exemption would not, either individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

     4.5 Regulatory Compliance. (a) Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Parent and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 1998, except where such proceedings or investigation is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Parent or any of its Subsidiaries that, in the reasonable judgment of the Parent, is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on the Parent.

     (b) Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1998, a recipient of any supervisory letter from, or since January 1, 1998, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), nor has Parent or any of its Subsidiaries been advised since January 1, 1998, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

     (c) Parent and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1998 with all Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration, statement or amendment or to pay such fees and assessments is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent.

     4.6 Financial Statements. Copies of the consolidated balance sheets of Parent and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1998 through 1999, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC under the Exchange Act (the "Parent 10-K(C)(C)"), in each case accompanied by the audit report of Ernst & Young LLP, independent accountants with respect to Parent, have previously been made available to the Company. The December 31, 1999 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     4.7 Broker's Fees. None of Parent nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement.

     4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Parent Reports filed prior to the date hereof, since December 31, 1999, no event or events have occurred that have had, either individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, other than any event or events attributable to (i) the execution of this Agreement and the announcement thereof, (ii) any change in law, rule or regulation or GAAP or any interpretation thereof, or

(iii) any change in economic or business conditions generally (including, without limitation, changes in interest rates) or in the banking industry specifically and not disproportionately affecting Parent or its Subsidiaries.

     (b) Except as publicly disclosed in Parent Reports filed prior to the date hereof, since December 31, 1999, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

     4.9  Legal Proceedings.  (a)  Neither Parent nor any of its
Subsidiaries is a party to any, and there are no pending or, to the best of Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and that, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply generally to financial holding companies, bank holding companies or banks) imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

     4.10 SEC Reports. An accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and prior to the date hereof and (b) communication mailed by Parent to its shareholders since January 1, 1997 and prior to the date hereof, has previously been made available to the Company, and no such Parent Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all Parent Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.11 Compliance with Applicable Law. Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

     4.12 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in the Parent December 31, 1999 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1999, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

     4.13 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Parent or any of its Subsidiaries, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on Parent. To the knowledge of Parent, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, either individually or in the aggregate, have a Material Adverse Effect on Parent. Parent is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Parent.

     4.14 Interest Rate Risk Management Instruments. All derivative instruments, as such term is used in Statement of Financial Accounting Standards No. 133 (including without limitation interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements), whether entered into for the account of Parent or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to Parent's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.15 Reorganization; Pooling of Interests As of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

     4.16 Regulatory Approvals. Parent has no reason to believe that any required regulatory approvals in connection with the transactions contemplated hereby will not be obtained on a timely basis.

     4.17 Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or the information relating to Parent and its Sub-sidiaries that is provided by Parent or its representatives for inclusion in any other document filed with any Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) or the Option Agreement, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and (c) take no action that would adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby.

     5.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Company Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Option Agreement or as otherwise indicated in this Section 5.2, the Company shall not, and the Company shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

     (a) other than in the ordinary course of business, incur any indebtedness for borrowed money in amounts aggregating more than $500,000 (other than short-term indebtedness incurred to refinance short-term indebtedness (it being understood that for purposes of this Section 5.2(a) "short-term" shall mean maturities of six months or less) and indebtedness of the Company or any of its Subsidiaries to the Company or any of its wholly-owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

     (b)  (i)  adjust, split, combine or reclassify any capital stock;

          (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or con-vertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries);

          (iii) grant any stock appreciation rights or similar rights the value or payment of which is based upon the price of any shares of its capital stock, or grant any individual, corporation or other entity any option to acquire any shares of its capital stock, any warrants to acquire any shares of its capital stock, any security convertible into shares of its capital stock or other right to acquire any Company Capital Shares; or

          (iv)  issue any additional shares of capital stock except pursuant to
     (A) the exercise of stock options or warrants outstanding as of the date hereof or (B) the Option Agreement;

     (c) sell, transfer, mortgage, encumber or otherwise dispose of any part of its business or any of its properties or assets, in any case that is material to the Company or to the line of business in which such part of its business, properties or assets relates, to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement (which existing contracts and agreements are set forth in the Company Disclosure Schedule);

     (d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement (which existing contracts and agreements are set forth in the Company Disclosure Schedule), make any investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other individual, corporation or other entity other than a wholly-owned Subsidiary thereof that is material to the Company or the line of business to which such investment relates;

     (e) except for transactions in the ordinary course of business, terminate, or waive any material provision of, any Company Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

     (f) (i) except for normal increases for employees (other than those officers and directors subject to the reporting requirements of Section 16 under the Exchange Act) made in the ordinary course of business consistent with past practice or as required by agreements and plans as in effect as of the date hereof and set forth in the Company Disclosure Schedule, increase in any manner the compensation or fringe benefits of any of its employees or directors or (ii) pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors or (iii) become a party to, amend or commit itself to any pension, retirement, profit-sharing, consulting, change of control, severance or welfare benefit plan or agreement (or any individual agreements evidencing grants or awards thereunder) or employment agreement with or for the benefit of any employee or director, or (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, any benefits, rights to payment, stock options or other stock-based compensation;

     (g) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business, or involving any restriction on the conduct of its business;

     (h) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code;

     (i)  amend the Company Articles or Company Bylaws;

     (j) other than in consultation with Parent, materially restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

     (k) take any action that is intended or that would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (l) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

     (m) file or amend any tax return except in the ordinary course of business and consistent with past practice, settle or compromise any material tax liability, make, change or revoke any material tax election, or change any method of tax accounting except as required by applicable law; or

     (n) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited to it by this Section 5.2.

     5.3 Parent Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Parent Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Option Agreement or as otherwise indicated in this Section 5.3, Parent shall not, and Parent shall not permit any of its Subsidiaries to, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed):

     (a) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing contained herein shall limit the ability
      --------  -------
of Parent to exercise its rights under the Option Agreement;

     (b) amend its certificate of incorporation or its bylaws in a manner that would adversely affect the economic benefits of the Merger to the shareholders of the Company;

     (c) take any action that is intended or that would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article VII not being satisfied on a timely basis or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (d) take any action that would adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or

     (e) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited to it by this Section 5.3.

     5.4 Acquisition Proposals.  The Company agrees that neither it nor any Subsidiary of the Company nor any of their respective officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its and such Subsidiaries' employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets, or more than 9.9% of the outstanding equity securities, of the Company or any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any Subsidiary of the Company nor any of the officers and directors of the Company or any Subsidiary of the Company shall, and that it shall direct and use its reasonable best efforts to cause its and the Company's Subsidiaries' employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any individual, corporation, general or limited partnership or limited liability company (a "Person") relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall
          --------  -------
prevent the Company or its Board of Directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause
(B), (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that such action would, in the absence of the foregoing proscriptions, be required in order for its directors to comply with their respective fiduciary duties under applicable law. The Company represents and warrants that it has ceased and caused to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

     5.5 Board of Directors of Comercia Bank--California. At or prior to the Effective Time Parent shall take all action necessary such that (i) Mr. George L. Graziadio, Jr. shall be elected non-executive Chairman of the Board of Directors of Comercia Bank-- California, and (ii) Mr. Norman P. Creighton shall be elected a director of the Board of Directors of Comercia Bank--California.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters. (a) The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4. Each of the Company and Parent shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail or deliver the Proxy Statement to its shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Shares as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger) and the Option Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The Company and Parent shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Parent or Merger Sub, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing rights of review and consultation, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Option Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Company and Parent shall, upon request, promptly furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company or Parent or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) The Company and Parent shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for con-summation of the transactions contemplated by this Agreement or the Option Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Company and Parent, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other parties, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Parent and Merger Sub shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Parent or Merger Sub, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Parent nor Merger Sub nor any of their respective Subsidiaries shall be required to provide such access or to disclose such information where such access or disclosure would violate or prejudice the rights of Parent's or Merger Sub's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Each of the Company and Parent shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of confidentiality agreements, dated October 20, 2000, between the Company and Parent (the "Confidentiality Agreements").

     (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     6.3 Shareholders' Approval. The Company shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite shareholder approval required in connection with this Agreement and the transactions contemplated hereby, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of the Company shall use its reasonable best efforts to cause this Agreement to be approved by the affirmative vote of a majority of the outstanding Company Common Shares entitled to vote; provided, however, that the
                                                    --------  -------
use of such reasonable best efforts shall not be deemed to require the Board of Directors of the Company to maintain in place a recommendation that the shareholders of the Company approve this Agreement or approve the transactions contemplated hereby to the extent that the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) such action would violate the fiduciary duties of the Board of Directors of the Company under applicable law.

     6.4 Legal Conditions to Merger. Each of the Company, Parent and Merger Sub shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company, Parent or Merger Sub or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall promptly take (or has taken prior to the date hereof) any and all action with respect to any Company Benefit Plan (including the Company Stock Plan) and any award agreements thereunder to the extent such action is reasonably necessary in order for the Merger to qualify for "pooling of interests" accounting treatment.

     6.5 Affiliates; Publication of Combined Financial Results. (a) Each of the Company and Parent shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (as applicable, for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders' meeting called by the Company to approve this Agreement, a written agreement in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto.

     (b) Parent shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     6.6 Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     6.7 Employee Benefit Plans. (a) Parent agrees that, commencing at the Effective Time, the benefit plans and programs applicable to the employees of the Company and its Subsidiaries as of the Effective Time (the "Covered Employees") will be the benefit plans and programs provided to similarly situated employees of Parent. Covered Employees who are terminated during the period commencing at the Effective Time and ending on the 18-month anniversary thereof shall be entitled to receive severance benefits in the amount of the better of either (i) the severance benefits such Covered Employee would have been eligible to receive under the Company's applicable benefit severance plan as in effect immediately prior to the date hereof or (ii) the severance benefits such Covered Employee would be eligible to receive under any applicable Parent severance plan applicable to such employee in effect as of the date of termination of employment, in all cases taking into account such Covered Employee's service with the Company and Parent. From and after the Effective Time, the Surviving Corporation will recognize the prior service with the Company or its Subsidiaries of each employee of the Company or any of its subsidiaries as of the Effective Time (the "Employees") in connection with all employee benefit plans in which such Employees are eligible to participate following the Effective Time, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan). From and after the Effective Time, Parent and the Surviving Corporation will (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Surviving Corporation to be waived with respect to the Employees and their eligible dependents (to the extent such conditions, limitations or waiting periods have been otherwise satisfied under the applicable Company Benefit Plan) and (ii) give each Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for eligible expenses incurred under the applicable Company Benefit Plan prior to the Effective Time.

     (b) The foregoing notwithstanding, Parent agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Company Benefit Plans, including change-of-control benefits related to the Merger as required by plans and agreements as in effect on the date hereof.

     (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Company Benefit Plans or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Company or any of its Subsidiaries, (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of the Company or any of its subsidiaries or any of its predecessors or (ii) this Agreement, the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation, as and to the fullest extent permitted by law) to each Indemnified Party, judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

     (b) Parent shall cause the individuals serving as officers and directors of the Company and each of its subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Parent or the Surviving Corporation (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were com-
mitted by such officers and directors in their capacity as such; provided,
                                                                 --------
however, that in no event shall Parent be obligated to expend, in order to
-------
maintain or provide insurance coverage pursuant to this Section 6.8(b), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.8.

     (d) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.9  Additional Agreements.  In case at any time after the Effective
Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of the Company, on the one hand, and a Subsidiary of Parent, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

     6.10 Advice of Changes. The Company, Parent and Merger Sub shall each promptly advise the other parties of any change or event (i) having a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained herein.

     6.11 Exemption from Liability under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information in a timely fashion prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Company Insiders of Parent Common Stock in exchange for Company Common Shares, and of options to purchase shares of Parent Common Stock upon conversion of options to purchase Company Common Shares, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Common Shares held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options to purchase Company Common Shares held by each such Company Insider and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of a majority of the outstanding Company Common Shares entitled to vote.

     (b) NYSE Listing. The shares of Parent Common Stock that shall be issued upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, materially restricts or makes illegal consummation of the Merger.

     (f) Federal Tax Opinion. The Company shall have received an opinion from Sullivan & Cromwell, and Parent shall have received an opinion from Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to the Company and Parent, respectively, in each case dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion that are consistent with the state of facts existing at the Effective Time:

          (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Company, Parent and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by the Company, Parent or Merger Sub as a result of the Merger other than mark-to-market gains and losses recognized upon the close of the Company's taxable year; and

          (iii) No gain or loss will be recognized by shareholders who exchange all of their Company Common Shares solely for shares of Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock).

In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of the Company, Parent, Merger Sub and others.

     7.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided,
                                                               --------
however, that for purposes of this paragraph, such representations and
-------
warranties (other than the representations set forth in Section 4.2(a), which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or will have a Material Adverse Effect on Parent or Merger Sub. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

     (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     7.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however,
                                                           --------  -------
that for purposes of this paragraph, such representations and warranties (other than the rep-resentations set forth in Section 3.2(a), which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or will have a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) Receipt of Third Party Consents. All consents, approvals, waivers and authorizations (including without limitation waivers of termination rights) of third parties (other than Governmental Entities) shall have been obtained other than those the failure of which to obtain would not, and would not reasonably be expected to, result in a Material Adverse Effect on the Company or the Surviving Corporation.

     (d) Pooling of Interests. The Company and Parent shall each have received a letter from their respective independent accountants addressed to the Company or Parent, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that if Parent or any of its Subsidiaries shall have taken any action that prevents such qualification, this paragraph (d) shall not be a condition to the obligations of Parent and Merger Sub to effect the Merger.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

     (a) by mutual consent of the Company and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by either the Board of Directors of the Company or the Board of Directors of Parent if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) by either the Board of Directors of the Company or the Board of Directors of Parent if the Merger shall not have been consummated on or before the date that is nine months after the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

     (d) by either the Board of Directors of the Company or the Board of Directors of Parent (provided that the terminating party is not then in breach
                     --------
of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent, in the case of a termination by the Company, or the Company, in the case of a termination by Parent, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and that is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date.

     8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Company or Parent, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Company nor Parent shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 Amendment.  Subject to compliance with applicable law, this
Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of this Agreement and the
         --------  -------
transactions contemplated hereby by the shareholders of the Company, there may not be, without further approval of such shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Company Common Shares, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however,
                                                           --------  -------
that after any approval of this Agreement and the transactions contemplated hereby by the affirmative vote of a majority of the outstanding shares of Company Common Shares entitled to vote, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Shares hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreement and the Confidentiality Agreements, which shall terminate in accordance with the terms thereof) shall survive the Effective Time, except for
Section 6.8 and for those other covenants and agreements contained herein and therein that by their terms apply in whole or in part after the Effective Time.

     9.3 Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of
                              --------  -------
printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by the Company and Parent.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to:

               IMPERIAL BANCORP
               9920 South La Cienega Boulevard
               Inglewood, CA 90301

               Attention:   Richard M. Baker, Senior Vice President, General
                            Counsel and Secretary
               Telecopier:  (310) 417-5781
          with a copy to:

               Stanley F. Farrar
               Sullivan & Cromwell
               1888 Century Park East
               Los Angeles, California 90067
               Telecopier:  (310) 712-8800

          and

     (b)  if to Parent or Merger Sub, to:

               COMERICA INCORPORATED
               Comerica Tower at Detroit Center
               500 Woodward Avenue, MC 3391
               Detroit, Michigan 48226

               Attention:   George W. Madison, Executive Vice President and
                            General Counsel
               Telecopier:  (313) 961-8624

     with a copy to:

               Edward D. Herlihy
               Wachtell, Lipton, Rosen & Katz
               51 W. 52/nd/ Street
               New York, NY  10019-6150
               Telecopier:  (212) 403-2000

     9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law or regulation.

     9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement and the Confidentiality Agreements.

     9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law principles.

     9.9 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither the Company nor Parent shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Parent, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by Parent, which consent shall not be unreasonably withheld.

     9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        IMPERIAL BANCORP


                                        By: /s/ George L. Graziadio, Jr.
                                           _____________________________
                                        George L. Graziadio, Jr.
                                        Chairman, President and Chief
                                          Executive Officer



                                        COMERICA INCORPORATED


                                        By: /s/ Eugene A. Miller
                                           ___________________________
                                        Eugene A. Miller
                                        Chairman, President and Chief
                                          Executive Officer



                                        COMERICA HOLDINGS INCORPORATED


                                        By: /s/ Mark W. Yonkman
                                           ___________________________
                                        Mark W. Yonkman
                                        Senior Vice-President